Exhibit 99.1

Contact information

Maureen O’Connell (media)	Brian Siegel (investors)
PalmSource, Inc.	PalmSource, Inc.
408.400.1543	408.400.1942
maureen.oconnell@palmsource.com	investor.relations@palmsource.com

Andre Dahan Joins PalmSource Board of Directors

SUNNYVALE, California, May 3, 2005—PalmSource, Inc. (NASDAQ: PSRC), provider of Palm OS®, a leading operating system powering next generation phones and mobile devices, today announced that Andre Dahan has been named to the PalmSource board of directors.

Dahan, 56, has more than 30 years of leadership experience in the information technology industry. Most recently, Dahan served as president and CEO of AT&T Wireless’ (now Cingular) mobile multimedia services group. Prior to AT&T Wireless, Dahan held executive positions with Teradata Corporation (later acquired by NCR), Dun & Bradstreet, and Sequent Computer Systems. He began his career as a database architect with the Israeli government and held a variety of technical positions with IBM and S.E. Qual, an information technology-consulting firm. Dahan graduated from the Hadassa -Jerusalem Institute of Technology, with a degree in software.

“Andre’s extensive experience in both the wireless and IT industries are a great fit for the Company as we continue to make progress in our plan to transform PalmSource into a broad-based software provider for all mobile devices,” said David Nagel, president and CEO of PalmSource.

Dahan joins PalmSource board members P. Howard Edelstein, Robert J. Finocchio, Jean-Louis F. Gassée, William Keever, David Nagel, Betsy Rafel and John B. Shoven, Ph.D.

About PalmSource

PalmSource, Inc., the company behind Palm OS®, a leading operating system powering smart mobile devices, is a leading developer of software for mobile phones and other mobile devices. Its products include a wide range of software for mobile phones at all price points. More than 39 million mobile phones, handhelds, and other mobile devices run PalmSource software. More than 45 companies worldwide have licenses to PalmSource software, including Fossil, Garmin, GSPDA, Kyocera, Lenovo, palmOne, Samsung, Sony, Symbol Technologies. Palm OS has given rise to a large community of users, enterprises, developers and manufacturers, who together make up the Palm Powered Economy. More information about PalmSource is available at www.palmsource.com, www.palmsource.co.uk, www.palmsource.fr, www.palmsource.de, www.palmsource.com/es and www.palmsource.com.cn.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, without limitation, statements regarding our business. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, the ability of the Company to continue to make progress on its plan to become a broad-based software provider for all mobile devices; and other risks and uncertainties contained in our public announcements, reports to stockholders and other documents filed with and furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the period ended May 28, 2004 and our Quarterly Reports on Form 10-Q for the periods ended August 27, 2004, November 26, 2004 and February 25, 2005. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Copyright © 2005, PalmSource, Inc. PalmSource, Palm OS, Palm Powered, and certain other trademarks and logos appearing on this press release are trademarks or registered trademarks of PalmSource, Inc. or its affiliate in the United States, France, Germany, Japan, the United Kingdom, and other countries. These marks may not be used in connection with any product or service that does not belong to PalmSource, Inc. (except as expressly permitted by a license with PalmSource, Inc.), in any manner that is likely to cause confusion among customers, or in any manner that disparages or discredits PalmSource, Inc., its licensor, its subsidiaries or affiliates. All other brands and trademarks used herein are or may be trademarks of, and are used to identify other products or services of, their respective owners. All rights reserved.